Exhibit 99.1

11730 Plaza America, Suite 700

Reston, VA 20190

News Release

Investor Contact	Media Contact
Lawrence Delaney, Jr.	Joelle Shreves
Investor Relations	Vice President, Marketing & Corporate Communications
(714) 734-5142	(703) 707-6904

NCI Reports First Quarter 2017 Financial and Operating Results

•	First-quarter revenue of $79 million, near the high end of guidance;

•	Adjusted EPS of $0.25 exceeds high end of guidance; and

•	NCI raises guidance for full fiscal year 2017 and issues guidance for second quarter.

RESTON, VA, May 9, 2017 – NCI, Inc. (NASDAQ: NCIT), a leading provider of information technology (IT) and professional services and solutions to U.S. Federal Government agencies, today announced its financial and operating results for the first quarter ended March 31, 2017.

First-quarter 2017 revenue exceeded the midpoint of management’s guidance range issued last quarter by approximately $2 million. Adjusted diluted earnings per share (EPS) exceeded the high end of guidance by $0.02.

“NCI turned in a solid performance in the first quarter. We’re seeing the topline impact of awards in the second half of 2016 as well as additional task order revenue on several of our IDIQ vehicles,” said NCI’s president and CEO, Paul A. Dillahay. “I’m especially pleased with margin improvements as a result of the higher contribution of fixed-price contracts to our revenue mix, which we anticipate will lift profitability throughout the remainder of 2017. Therefore, we’re increasing the midpoint of our revenue guidance range by $10 million and raising the midpoint of our adjusted EPS guidance range by $0.09 to reflect greater expected profitability, primarily from our agile software development revenue, over the remainder of the year.”

First-Quarter 2017 Results

For the three months ended March 31, 2017, revenue decreased by 5.9%, or $4.9 million, over the same period a year ago. This decrease is principally due to contracts that ended in 2016 and reductions in staffing and scope of work on certain other contracts. The decrease was partially offset by increased scope and funding on additional contracts and higher revenues from task orders on the expanded CNOSS program as well as revenue derived from contract awards in the second half of 2016.

NCI’s PEO Soldier program accounted for 15.9% of revenue, in the first quarter of 2017, up slightly from 15.8% of revenue, in the first quarter of 2016. NCI’s CNOSS program accounted for 11.9% of revenue, in the first quarter of 2017, up from 10.1% of revenue in the first quarter of 2016.

Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) for the first quarter of 2017 (see Table One below) was $7.4 million, or 9.4% of revenue, compared with $7.9 million, or 9.4% of revenue, for the first quarter of 2016. Adjusted EBITDA for the first quarter of 2017 excludes $0.4 million of misappropriation loss and $6.2 million of costs related to the investigation of the previously disclosed embezzlement of funds by the company’s former controller. Adjusted EBITDA for the first quarter of 2016 excludes $1.5 million of misappropriation loss related to the embezzlement. Adjusted EBITDA for the first quarter of 2017 decreased compared to the first quarter of 2016 due to higher general and administrative costs on a lower revenue base.

GAAP operating loss for the first quarter of 2017 was $1.0 million, compared with operating income of $4.5 million for the first quarter of 2016. GAAP operating margin for the first quarter of 2017 was -1.3%, compared with 5.4% for the first quarter of 2016. Excluding the impact of the $0.4 million of misappropriation loss and $6.2 million of the investigation-related costs, operating income was $5.6 million, or 7.1% of revenue, for the first quarter of 2017. Excluding the $1.5 million of misappropriation loss, operating income was $6.1 million, or 7.2% of revenue, for the first quarter of 2016. Operating income, as adjusted, decreased primarily as the result of the same factors that affected adjusted EBITDA.

GAAP net loss for the first quarter of 2017 was $0.8 million, or $0.06 per diluted share, compared with GAAP net income for the first quarter of 2016 of $2.6 million, or $0.19 per diluted share. After adjustments, (see Table Two below) adjusted net income for the first quarter of 2017 was $3.5 million, or $0.25 per adjusted diluted share, compared with adjusted net income for the first quarter of 2016 of $3.5 million, or $0.25 per diluted share.

Days sales outstanding (DSO) increased one day to 62 days at March 31, 2017, as compared to 61 days at December 31, 2016.

Net cash provided by operating activities was $1.1 million during the three months ended March 31, 2017.

NCI reported total backlog at March 31, 2017, of $590 million, of which $139 million was funded, compared with total backlog at December 31, 2016, of $625 million, of which $139 million was funded. Net bookings for the first quarter were $44 million, equating to 0.6 times revenue. Trailing 12-month bookings were $407 million, equating to 1.3 times revenue.

Management’s Outlook

Based on the company’s current contract backlog and management’s estimate of future tasking and contract awards, NCI is issuing guidance for its second quarter and updating guidance for full fiscal year 2017. The table below represents management’s current expectations about future financial performance based on information available at this time:

	Second Quarter Fiscal Year 2017 Ending June 30, 2017	Fiscal Year Ending December 31, 2017
Revenue	$81 million–$87 million	$324 million–$342 million
Adjusted diluted EPS	$0.24–$0.26	$0.95–$1.05
Diluted projected share count	13.8 million	13.8 million

“We’re continuing to implement our strategic turnaround plan. Our efforts are focused on three key areas: people, performance and growth. As for people, we are well into the process of recalibrating our corporate culture to reward our highest-performing team members and giving them the tools they need to perform even better. Regarding performance, we are implementing plans to drive operational excellence into our support functions. This should further enhance contract performance; reduce administrative cost; help improve future margins; and provide business development with a more disciplined methodology for capturing larger and more impactful opportunities,” said Dillahay.

“Our growth strategy centers on protecting our core business; investing significant resources to expand our footprint with existing strategic customers, including the Department of Homeland Security; selectively extending into new, well-funded customers like the Defense Health Agency; and developing differentiating capabilities in key technologies such as agile software development, advanced data analytics and applied artificial intelligence. We believe that delivering sustained organic growth will yield greater value for all of our key stakeholders, including customers, employees and shareholders.”

Conference Call Information

As previously announced, NCI will conduct a conference call today at 5 p.m. EDT to discuss first quarter 2017 results, issue guidance for the second quarter of 2017 and update the outlook for fiscal year 2017.

Analysts and institutional investors may listen to the conference call by dialing (888) 490-2763 (United States/Canada) or (719) 325-2432 (international) with pass code 1510196. The conference call will be provided simultaneously as a webcast through a link on the NCI website (www.nciinc.com).

A replay of the conference call will be available approximately two hours after the conclusion of the call through May 16, 2017, by dialing (844) 512-2921 (United States/Canada) or (412) 317-6671 (international) and entering pass code 1510196.

About NCI, Inc.:

NCI is a leading provider of enterprise solutions and services to U.S. defense, intelligence, health and civilian government agencies. The company has the expertise and proven track record to solve its customers’ most important and complex mission challenges through technology and innovation. NCI’s team of highly skilled professionals focuses on delivering cost-effective solutions and services in the areas of agile development and integration; cybersecurity and information assurance; engineering and logistics; big data and data analytics; IT infrastructure optimization and service management; and health and program integrity. Headquartered in Reston, Virginia, NCI has approximately 2,000 employees operating at more than 100 locations worldwide. For more information, visit www.nciinc.com or email investor@nciinc.com.

Forward-Looking Statement: Statements and assumptions made in this press release that do not address historical facts constitute “forward-looking” statements that NCI believes to be within the definition in the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “intends,” “should,” “expects,” “plans,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or “opportunity,” or the negative of these terms or words of similar import are intended to identify forward-looking statements.

Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the following: our dependence on our contracts with federal government agencies, particularly within the U.S. Department of Defense, for substantially all of our revenue; a reduction in the overall U.S. Defense budget, volatility in spending authorizations for defense and Intelligence-related programs by the U.S. Federal Government or a shift in spending to programs in areas where we do not currently provide services; federal government shutdowns (such as that which occurred during the federal government’s 1996 and 2014 fiscal years), other delays in the federal government appropriations process, or budgetary cuts resulting from congressional committee recommendations or automatic sequestration under the Budget Control Act of 2011 (as amended by the American Taxpayer Relief Act of 2012 and the Consolidated Appropriations Act of 2014), risk of contract performance or termination; failure to achieve contract awards in connection with recompetes for present business and/or competition for new business; adverse results of federal government audits or other investigations of our government contracts; government contract procurement (such as bid protest, small business set asides, etc.) and termination risks; competitive factors such as pricing pressures and competition to hire and retain employees (particularly those with security clearances); federal government agencies awarding contracts on a technically-acceptable/lowest-cost basis in order to reduce expenditures; failure to successfully identify and integrate future acquired companies or businesses into our operations or to realize any accretive or synergistic effects from such acquisitions or to effectively integrate acquisitions appropriate to the achievement of our strategic plans; economic conditions in the United States, including conditions that result from terrorist activities or war; material changes in laws or regulations applicable to our businesses, particularly legislation affecting (i) government contracts for services, (ii) outsourcing of activities that have been performed by the government, (iii) government contracts containing organizational conflict of interest (OCI) clauses, (iv) delays related to agency-specific funding freezes, (v) competition for task orders under government wide acquisition contracts (GWACs), agency-specific indefinite delivery/indefinite quantity (IDIQ) contracts and/or schedule contracts with the General Services Administration; and (vi) our own ability to achieve the objectives of near-term or long-range business plans, including internal systems failures. These and other risk factors are more fully discussed in the section titled “Risk Factors” in NCI’s Form 10-K filed with the Securities and Exchange Commission (SEC), and from time to time, in other filings with the SEC, such as our Forms 8-K and Forms 10-Q.

Any projections of revenue, margins, expenses, earnings, tax provisions, cash flows, benefit obligations, or share repurchases, and any statements of the plans, strategies and objectives of management for future operations, the execution of cost reduction programs, and restructuring and integration plans are also subject to factors that could cause actual results to differ materially from anticipated results.

The forward-looking statements included in this news release are only made as of the date of this news release, and NCI undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, or changes in expectations or otherwise.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, including adjusted EBITDA and adjusted EPS. NCI defines adjusted EBITDA to exclude costs associated with embezzled funds by its former controller, and costs related to the misappropriation loss. NCI defines adjusted net income as GAAP net income excluding the impact of embezzled funds by its former controller, costs related to the misappropriation loss, and the interest expense related to the resulting tax position, including the tax effect thereon. NCI defines adjusted diluted earnings per share (EPS) as adjusted net income divided by the diluted share count for the applicable period, excluding the tax impact of the items above. The company believes this information is useful in allowing management and investors to better assess NCI’s comparable financial results. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and investors should carefully evaluate the company’s financial results calculated in accordance with GAAP and reconciliations to those financial statements. In addition, non-GAAP financial measures as reported by the company may not be comparable to similarly titled amounts reported by other companies. As appropriate, the most directly comparable GAAP financial measures and information reconciling these non-GAAP financial measures to the company’s financial results prepared in accordance with GAAP are included in this news release.

NCI, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in thousands, except per share data)

	Three months ended March 31,
	2017	2016

Revenue	$78,751	$83,655

Operating expenses:
Cost of revenue	64,696	69,693
General and administrative expenses	6,690	6,107
Depreciation and amortization	1,788	1,792
Misappropriation loss and related expenses	6,617	1,541

Total operating expenses	79,791	79,133

Operating (loss) income	(1,040)	4,522
Interest expense, net	208	190

(Loss) income before income taxes	(1,248)	4,332
(Benefit) provision for income taxes	(441)	1,743

Net (loss) income	$(807)	$2,589

(Loss) earnings per common and common equivalent share:
Basic:
Weighted average shares outstanding	13,277	13,153

Net (loss) income per share	$(0.06)	$0.20

Diluted:
Weighted average shares outstanding	13,277	13,867

Net (loss) income per share	$(0.06)	$0.19

Cash dividend declared and paid per share	$—	$0.15

NCI, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par values)

	As of March 31, 2017	As of December 31, 2016
	(unaudited)	(audited)
Assets:
Current assets:
Cash and cash equivalents	$1,851	$1,014
Accounts receivable, net	53,857	51,112
Prepaid expenses and other current assets	5,915	4,062

Total current assets	61,623	56,188

Property and equipment, net	5,591	6,332
Other assets	1,520	1,526
Deferred tax assets, net	41,833	41,912
Intangible assets, net	14,678	15,586
Goodwill	33,878	33,878

Total assets	$159,123	$155,422

Liabilities and stockholders’ equity:
Current liabilities:
Current portion of long-term debt	$2,000	$—
Accounts payable	10,934	9,995
Accrued salaries and benefits	17,748	17,665
Deferred revenue	4,689	4,571
Other accrued expenses	9,468	6,306

Total current liabilities	44,839	38,537

Other long-term liabilities	2,555	2,545

Total liabilities	47,394	41,082

Stockholders’ equity:
Class A common stock, $0.019 par value—37,500 shares authorized; 9,944 shares issued and 9,027 shares outstanding as of March 31, 2017, and 10,002 shares issued and 9,085 shares outstanding as of December 31, 2016	189	189
Class B common stock, $0.019 par value—12,500 shares authorized; 4,500 shares issued and outstanding as of March 31, 2017 and December 31, 2016	86	86
Additional paid-in capital	75,082	76,886
Treasury stock at cost—917 shares of Class A common stock as of March 31, 2017 and December 31, 2016	(8,331)	(8,331)
Retained earnings	44,703	45,510

Total stockholders’ equity	111,729	114,340

Total liabilities and stockholders’ equity	$159,123	$155,422

NCI, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	Three months ended March 31,
	2017	2016
Cash flows from operating activities:
Net (loss) income	$(807)	$2,589
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,788	1,792
Share-based compensation	361	329
Deferred income taxes	80	67
Changes in operating assets and liabilities:
Accounts receivable, net	(2,745)	(8,892)
Prepaid expenses and other assets	(1,847)	(1,233)
Accounts payable	939	(1,738)
Accrued expenses and other liabilities	3,372	(1,072)

Net cash provided by (used in) operating activities	1,141	(8,158)

Cash flows from investing activities:
Purchases of property and equipment	(140)	(339)

Net cash used in investing activities	(140)	(339)

Cash flows from financing activities:
Borrowings under credit facility	23,194	47,233
Repayments on credit facility	(21,194)	(36,733)
Proceeds from exercise of stock options	127	172
Purchase of equity awards	(2,291)	—
Dividends paid	—	(2,020)

Net cash (used in) provided by financing activities	(164)	8,652

Net change in cash and cash equivalents	837	155
Cash and cash equivalents, beginning of period	1,014	233

Cash and cash equivalents, end of period	$1,851	$388

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$190	$104

Income taxes	$—	$327

TABLE ONE

NCI, INC.

RECONCILIATION OF NON-GAAP OPERATING MEASURES

(UNAUDITED)

(in thousands, except per share data)

	Three months ended March 31,
	2017	2016

GAAP operating (loss) income	$(1,040)	$4,522
Depreciation and amortization	1,788	1,792

EBITDA	748	6,314
Misappropriation loss and related expenses	6,617	1,541

Adjusted EBITDA	7,365	7,855
Adjusted EBITDA margin	9.4%	9.4%

TABLE TWO

NCI, INC.

RECONCILIATION OF NON-GAAP OPERATING MEASURES

(UNAUDITED)

(in thousands, except per share data)

	Three months ended March 31,
	2017	2016

GAAP net (loss) income	$(807)	$2,589
Uncertain tax position interest	69	—
Misappropriation loss and related expenses	6,617	1,541
Tax impact of adjustments	(2,363)	(620)

Adjusted net income	3,516	3,510

GAAP diluted (loss) earnings per share (EPS)	(0.06)	0.19
Diluted adjustments per common share	0.31	0.06
Adjusted diluted EPS	0.25	0.25

Basic shares outstanding	13,277	13,153
Dilutive effect of stock options and unvested restricted stock	544	614
Diluted shares outstanding	13,821	13,867

# # #